Exhibit 99.1

The following is a transcript of the presentation relating to Cougar Biotechnology, Inc. (“Cougar”) given by Alan Auerbach, CEO and President of Cougar on Tuesday, May 16, 2006 at the 3rd Annual Global Healthcare Conference sponsored by Rodman and Renshaw in Monte Carlo, Monaco.

Thank you and good morning. I want to welcome everyone to the Cougar Biotechnology presentation.

First of all, just a reminder, I will be making forward-looking statements.

To go over the investment highlights, Cougar was founded in May 2003 with the goal of in-licensing drugs in the cancer space. Specifically, what we were looking for was clinical stage compounds in the cancer field. By licensing drugs that were already in clinical trials, we thought we could mitigate our R&D risk.

To date, we’ve licensed three clinical stage compounds - I will go through each one of these in more detail. CB7630 is our oral targeted therapy for prostate cancer. CB 3304 is our oral tubulin inhibitor for hematological malignancies. And CB1089 is our oral Vitamin D analog for prostate cancer.

We’ve currently retained the commercial rights to all of these compounds, because that’s where we believe the true value lies. We’ve got a management team in place that’s got proven experience in cancer drug development. And importantly, we’ve got the potential for all three of these drugs to be in Phase II trials by the second half of 2006.

In terms of the management team of the Company, Dr. Arie Belldegrun is currently the vice chairman of the board of directors of the company and the chairman of the scientific advisory board. Dr. Belldegrun is the chairman of urological oncology at UCLA. He has over 450 publications in the areas of prostate cancer, kidney cancer and bladder cancer, and is well-recognized as a world leading expert in those fields. He also has entrepreneurial experience in biotech. In 1999, he founded a company, Agensys, which is currently the largest private biotech company in Los Angeles focused in the antibody space.

Myself, Alan Auerbach, I’m the CEO and president of the company. My background, I spent 6 years on Wall Street as a biotech analyst, focusing as a sell-side analyst in small and mid-cap companies in the cancer space. In 2002, which was my last full year as an analyst, I got ranked by Nasdaq as being number 2 for stock-picking ability in the sector. Prior to my career as an analyst, I worked for Diagnostic Product Corporation, where I ran the clinical trials of their cancer diagnostics.

Dr. Gloria Lee is our vice president of clinical research and development. Gloria’s a medical oncologist by training, with a Ph.D. in molecular biology. She brings to Cougar 15 years of experience in the clinical development of cancer drugs. She came to us from Chiron, where she was the director of clinical development of their cancer program. Prior to that, [she] was with Roche, and prior to that, was the team leader on the project at Rhone-Poulenc of Taxotere in getting approved in metastatic breast cancer.

And Charles Eyler is our VP of Finance. Charles brings to the company 20 years of experience in the financial management of a number of medical companies, both small and large.

Here, you can see the Board of the Company. Dr. Belldegrun is the vice chairman of the board. Dr. Lindsay Rosenwald, from Paramount Capital, sits on the board, myself and HJ Myers, who’s at AG Edwards.

Here you can see the company’s product pipeline. CB7630 (abiraterone acetate) is currently in Phase I trials in prostate cancer. CB3304 (noscapine) is currently in Phase I trials in hematological malignancies. CB1089 (seocalcitol) will be going into Phase II trials in prostate cancer. And we have two drugs in preclinical development - CB6604, which is an extended release version of 3304, and two analogs of 3304.

I’ll talk about our first drug, abiraterone acetate. Currently, the standard of care for the treatment of advanced metastatic prostate cancer is a use of hormone therapy. Hormone therapy involves two classes of drugs, LHRH analogues and antiandrogens. LHRH analogues is drugs like Lupron, and these drugs basically act to inhibit the signal from the brain to the testicles to produce testosterone. Testosterone is basically the fuel that makes prostate cancer grow, so by shutting down the testicular production of testosterone, you shut down approximately 90-95% of the testosterone produced in the body. The other 5-10% is produced by the adrenal glands, and to block the adrenal androgens from binding to the prostate cancer cell, drugs called anti-androgens are used, and these are drugs like Casodex. And the role of these drugs is, basically, to act as an antagonist of the androgen receptor on the prostate cancer cell, therefore preventing the adrenal androgens from binding to the prostate cancer cell.

Unfortunately, this only works for a finite period of time, at which time the tumor develops a resistance to the medical castration that’s been caused by first-line hormone therapy. The two most important mechanisms of castration resistance is that first of all the tumor has been shown to over-express its androgen receptor. It’s been shown recently that there’s about a 100-fold over-expression of the androgen receptor. So, in this way the tumor is trying to grow in the environments of very low levels of testosterone. In addition, the tumor has been shown to mutate, on this page, shown as being a promiscuous androgen receptor, in which case the mutation causes the anti-androgen to switch from an antagonist mechanism to an agonist mechanism. So, the anti-androgen actually goes from blocking the androgen receptor to stimulating it.

Once the patient fails the first-line hormone therapy, the first thing that’s done is the anti-androgen is withdrawn, because of the switch from being an antagonist to agonist mechanism, there’s actually a slight response in withdrawing the anti-androgen. And the next thing’s that’s used, and I’ll go into this in more detail, is the use of second line hormonal agents. And really the goal of the second line hormonal agent is to reduce the adrenal production of testosterone. Because you’ve removed the anti-androgen, you now have the adrenal gland stimulating the prostate cancer cell, so the goal of the second line agent is really to block the adrenal production of testosterone. And then once the patient fails that, that’s the point at which chemotherapy is used.

I’ll talk more about second line hormonal agents. Right now there’s 650,000 patients in the United States, according to IMS, that are receiving first line hormone therapy for prostate cancer. On average, these patients are going to have a median time of disease progression of a little bit less than two years. Although there’s no drug that’s specifically FDA-approved as a second line hormonal agent, the standard of care is using drugs in an off-label setting that are known to inhibit the adrenal production of testosterone. The drugs that get the most use are the anti-fungal drug, ketoconazole, as well as the anti-hormonal drug, aminoglutethimide, which when given in very high doses have been shown to inhibit the adrenal production of testosterone. All these drugs act in a very non-selective and non-specific fashion, and due to this non-selective mechanism, they have very limited efficacy and side effects that make their long-term use deleterious.

Our drug, abiraterone, is a specific inhibitor of C-17. It’s long name is 17-alpha hydroxylase / C-17,20 lyase. This is an enzyme that is specifically involved in testosterone production, and is located in both the testicles and in the adrenal glands. So by inhibiting C17, we shut down the production of testosterone in both the testicles, and importantly, in the adrenal glands.

Abiraterone is a member of a class of drugs that are called C17,20 lyase inhibitors. Abiraterone is a drug that selectively and irreversibly inhibits 17-alpha hydroxylase / C17,20-lyase enzyme. It’s been shown to inhibit testosterone generation in both the testicles and adrenal glands. And the drug was synthesized and clinically tested at the Institute of Cancer Research / Royal Marsden Hospital in London. And we licensed the drug in April 2004 from a U.K.-based group, BTG.

Here you can see the enzyme pathway by which testosterone is produced. All of the drugs that I mentioned that are used off-label as second line hormonal agents act by inhibiting the enzyme [desmolase] shown here, which is involved in the conversion of cholesterol to pregnenolone. By inhibiting [desmolase], the existing second line agents shut down all three arms of the enzyme pathway shown before you. With abiraterone, we just inhibit the 17-alpha hydroxylase, and the C17,20 lyase. Therefore, we maintain the Corticosterone / aldosterone pathway so the patient maintains the glucocorticoid and mineral corticoid support, while we inhibit the generation of testosterone.

To date, there’s been three small clinical trials of the drug that have been performed. This work was all published in the British Journal of Cancer in June of 2004. The first trial done was a single oral dose study in 16 patients who had chemically or surgically castrate levels of testosterone. This was a dose-escalating study to see whether the drug would inhibit the adrenal production of testosterone. This was indeed shown at the 200 and 500 mg levels. The next trial that was done was 4 patients with normal levels of testosterone, so not on any hormone therapy, given the drug in a dose-escalating fashion to see where both the testicular, as well as adrenal, would be inhibited, and that was shown at the 500 mg level. And the 3rd trial, which I’ll show you in more detail, was 6 patients with normal levels of testosterone, so not on any hormone therapy, given the drug for 12 daily doses.

Here’s that trial in more detail. There were 3 patients treated at the 500 mg dose and 3 patients treated at the 800 mg dose. As you can see with abiraterone, you get a very rapid drop in testosterone levels, and especially at the 800 mg level that appears to be maintained at the castrate level throughout the duration of dosing. Although we only got 6 patients in the trial, we do appear to be seeing some type of a dose response, as you’ll note that the patients at the 800 mg level had a much greater suppression of the testosterone than the patients at the 500 mg level.

In summary, with abiraterone, we have a very unique, validated target enzyme. We’ve got much better safety and specificity compared to the other drugs that are currently used as 2nd line hormonal agents. A very potent, well-tolerated formulation - in the 26 patients treated, we saw no serious adverse events. Excellent pharmacokinetics of the drug - it was shown to have a half-life of about 24 hours, so ideal for once-daily dosing. And, importantly, we were able to achieve complete testosterone suppression in both the testicles, as well as the adrenal glands.

Currently, there’s a Phase I/II trial of the drug ongoing in the United Kingdom. This work’s being done at the Institute of Cancer Research / Royal Marsden Hospital, which is the same group that did the prior trials of the drug. We kicked this off in December, and it’s been enrolling very rapidly. And this is the standard 28-day dose escalation to an MTD. And, importantly, the drug is being given as a second line hormonal agent in patients that have failed first line hormonal therapy. Also, we announced in February, we got our IND approved, so very shortly we’ll be initiating our Phase I trial here in the U.S. at the University of California, San Francisco with a very similar protocol, a 28-day dose escalation to an MTD, giving the drug as a second line hormonal agent.

Our medical advisory board for the drug is extremely strong. Eric Small at UCSF is the chairman of our medical advisory board for the drug. Eric is the most published author on the use of second line hormonal agents in the treatment of prostate cancer. So he was a natural for us to go to. Also on our board is Nick Vogelzanf at the Nevada Cancer Institute; Phil Kantoff at Dana Farber; Howard Scher at Memorial Sloan Kettering; Mike Carducci at Johns Hopkins; Matt Smith at Mass General; and Celestia Higano at the University of Washington.

Clearly, the market for prostate cancer is quite large - Over 230,000 new cases per year. And importantly, according to IMS, currently 650,000 patients currently on hormone therapy for the treatment of prostate cancer. Importantly, all of these patients are eventually going to progress and will become candidates for a drug like abiraterone.

Our 2nd drug, CB3304, noscapine. Noscapine is an opium-derived alkaloid. It’s an orally active drug; it’s not narcotic and hasn’t shown any addictive properties. There’s no approved indication for the drug in the U.S. The drug was found to act as a tubulin inhibitor by the scientists at Emory who saw preclinical evidence of anti-tumor activity with the drug in models of lymphoma, breast cancer and bladder cancer. And we licensed the drug from Emory in March of 2004.

The way the drug works is quite novel. Distinct from that of that of the vinca alkaloids and the taxanes, which can act through mechanism of de-polymerization or polymerization of the microtubule. What noscapine does is actually inhibit microtubule dynamics. More specifically, when a cell is in the G2M phase of mitosis, noscapine slows the growth of the microtubules. For the normal cell, the cell will just arrest in the G2M phase of mitosis. For a cancerous cell, because of the defective checkpoints, the cell will actually go into a polyploidy scenario and then eventually apoptosis of the cancer cell occurs.

Also, recently, noscapine was found to be an inhibitor of HIF-1alpha. More specifically, the drug was found to inhibit the conversion of HIF-1alpha to HIF-1beta, and also was shown to increase the degradation of HIF-1alpha via proteosome degradation.

The advantages we see to the drug over other tubulin inhibitors, like vinca alkaloids and taxane, is that we have a very novel mechanism of action. This has afforded us a much better safety profile, both pre-clinically, as well as clinically compared to the traditional tubulin inhibitors. The drug is orally administered, which we believe will be advantageous to the patient. And the drug does cross the blood-brain barrier, which could open up markets for us like glioblastoma and any tumor that’s metastasized to the brain.

Currently, we have Phase I/II trial of the drug ongoing at the University of Southern California. This is a trial in which the drug is being given as a single agent in patients in chemotherapy refractory non-Hodgkin’s lymphoma. The protocol calls for this drug to be given every day, 3 times a day for 49 days, and if the patient has stable disease or is responding, they continue to receive the drug for additional cycles.

At ASH last December, we announced the interim results of this trial. Of the first 10 patients that were available for response, we saw excellent safety with this drug with no grade 4 AEs and only one case of Grade 3 (somnolence). We also saw two Grade 2s, headaches and dizziness. So clearly what we’re seeing here in terms of a safety profile is quite unique for a microtubule inhibitor. From an efficacy standpoint, we were quite pleased. We had one patient with follicular large cell lymphoma, which is categorized as an aggressive lymphoma, who had a partial response that was ongoing for close to a year. We also saw two patients with aggressive lymphomas with stable disease. One of those was a patient with diffused large cell lymphoma, also categorized as aggressive, that saw 30% tumor shrinkage, so not enough to hit the criteria of a partial response, but still clearly evidence of the anti-tumor activity of the drug.

We also at ASH showed some very interesting data on the drug pre-clinically in multiple myeloma. Interestingly, we were able to achieve low nanomolar IC-50 levels in myeloma cell lines. Due to this data, we modified our Phase I trial, such that we’re now including multiple myeloma patients in the trial, in addition to lymphoma patients.

Our milestones for the trial are that we’re hoping to complete the Phase I portion of the phase I/II trial by the second half of the year, which should allow us to initiate the phase II trial in hematological malignancies by the end of the year. We’re also continuing to do additional preclinical studies to better understand the drug’s mechanism, as well as its pre-clinical activity in combination with some of the other drugs that are commonly used to treat lymphoma, as well as myeloma.

Clearly, the markets for the drug are quite large. Lymphomas is obviously a large market opportunity with 300,000 existing cases. Multiple myeloma, a nice orphan drug opportunity for us. And also, on the solid tumor side, due to the drug’s inhibition of HIF-1alpha, renal cell could become a very interesting target for us, and that’s something we’re going to explore pre-clinically and decide whether to go into clinical trials in that tumor.

Our third drug, seocalcitol. Vitamin D (calcitriol) is well-known to have anti-cancer activity in preclinical models in a number of tumor types. However, clinically, the use of Vitamin D is complicated by its adverse effects on calcium metabolism, most notably, hypercalcemia. That’s led a number of companies to develop analogues of Vitamin D, which hopefully have lower calcemic activity and much better anti-cancer activity. We licensed one such drug from a Danish group, LEO Pharma, in June of 2005. And this drug, seocalcitol is one that’s been shown to have very strong anti-cancer activity, especially in pre-clinical models, and is also been shown to have extremely low calcemic activity in clinical trials.

From a clinical development standpoint, we have two tumor types of interest to us. First of all, prostate cancer - there’s a well-known association between Vitamin D and prostate cancer. Most notably in epidemiological studies, it’s been shown that in areas of the globe where you have a higher degree of sun exposure, there’s a lower incidence of prostate cancer. Also, last year at ASH, there was a presentation showing that combining Vitamin D given in a pulse-dosing fashion with chemotherapy led to an increased survival in hormone refractory prostate cancer, compared to patients who received chemotherapy alone. From a clinical standpoint, we’ll be initiating a phase II of the drug as a single agent, and also as a Phase I/II trial of the drug as a combination therapy for the treatment of prostate cancer. We also have an opportunity with this drug in another tumor type - that being liver cancer. LEO Pharma, who we licensed the drug from, did some very interesting work, where in a Phase II trial of the drug, where the drug was given as a single agent to 32 patients with inoperable hepatocellular carcinoma, they saw 2 complete responses and 12 stabilizations of disease. So, that could make a very interesting pathway for us and one we’re investigating more.

From a financial standpoint, most recently, Cougar announced that they completed a reverse merger with a publicly-held company, SRKP 4. This was done in April of 2006 and the merged entity has been renamed Cougar Biotechnology, therefore creating Cougar as a publicly-held company. At the same time, we announced that we completed a $47.5 million private placement. This included the conversion of approximately $7.8 million of previously issued debt. The lead investor on the financing was Adage Capital and, in addition, brought in a number of other top name institutional investors, such as Brookside Capital, T. Rowe Price, Merlin Biomed, RA Capital, Tavistock and a number of other leading institutional investors.

In terms of our milestones for the company as a whole, for abiraterone acetate, we’re looking to initiate our Phase I trial in the U.S. very shortly; looking to complete the Phase I that we have ongoing in the U.K. by the second half of 2006, which should allow us to initiate our Phase II of abiraterone in the second half of 2006, as well. For CB3304, noscapine, we’re looking to complete the Phase I portion of the trial in the second half of ‘06, which will allow us to initiate the Phase II in late ’06. As I mentioned, we’re also performing additional preclinical studies of the drug, as well. And for CB1089, seocalcitol, we’re looking to initiate our Phase II trial as a single agent in prostate cancer in the second half of ’06, then initiate the Phase I/II in combination therapy in late ’06.

Just to close with our investment highlights. We founded Cougar on an in-licensing driven business model. By licensing clinical stage compounds in the cancer field, we felt we could mitigate our R&D risk. To date, we’ve licensed 3 clinical stage drugs, all in the cancer field - CB7630, abiraterone acetate, which is our targeted therapy for prostate; CB3304, noscapine, our tubulin inhibitor for hematological malignancies; CB1089, seocalcitol, which is our Vitamin D analog for prostate cancer. We’ve currently retained the commercial rights to all of these compounds because that’s where we believe the true value lies. We’ve got a management team in place with proved experience in cancer drug development. And, importantly, we have the potential for all three of these drugs to be in Phase II trials in the second half of 2006.

I thank you for your time, and I thank Rodman and Renshaw for allowing us to present.